                                                                   EXHIBIT 4.4

                            PARAMOUNT RESOURCES LTD.

                   MANAGEMENT INFORMATION AND PROXY CIRCULAR
                             AS AT MARCH 19, 2003

                        ANNUAL MEETING OF SHAREHOLDERS

                           SOLICITATION OF PROXIES

     This Management Information and Proxy Circular is furnished in connection with the solicitation by the management ("Management") of PARAMOUNT RESOURCES LTD. (the "Corporation") of proxies to be used at the Annual Meeting ("Meeting") of holders of the common shares of the Corporation to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     The enclosed proxy is solicited by the Management of the Corporation and persons named in the proxy are directors of the Corporation. The solicitation will be made only by mail. The cost of solicitation by Management will be paid by the Corporation.

                 APPOINTMENT, EXECUTION AND DEPOSIT OF PROXIES

     THE PERSONS NAMED IN THE ENCLOSED PROXY ARE DIRECTORS OF THE CORPORATION. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO REPRESENT SUCH SHAREHOLDER AT THE MEETING MAY DO SO BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE ENCLOSED FORM OF PROXY OR BY COMPLETING ANOTHER PROPER INSTRUMENT OF PROXY AND, IN EITHER CASE, DELIVERING THE COMPLETED PROXY TO EITHER OF (a) THE REGISTERED OFFICE OF THE CORPORATION AT 4700 - 888 THIRD STREET S.W., CALGARY, ALBERTA T2P 5CS, OR (b) THE CORPORATION'S TRANSFER AGENT' COMPUTERSHARE INVESTOR SERVICES, SIXTH FLOOR, WATERMARK TOWER, 530 EIGHTH AVENUE S.W., CALGARY, ALBERTA T2P 3S8, ATTENTION:
CORPORATE TRUST DEPARTMENT, IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, AT LEAST 48 HOURS (EXCLUDING SATURDAYS AND HOLIDAYS) PRIOR TO THE COMMENCEMENT OF THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

     A shareholder who has signed and returned the enclosed form of proxy may revoke it (a) by signing a proxy bearing a later date and delivering same to the registered office of the Corporation or the Corporation's transfer agent, Computershare Investor Services, at either of the above addresses at least 48 hours (excluding Saturdays and holidays) prior to the commencement of the Meeting or any adjournment or adjournments thereof, or (b) as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy, by written notice of revocation and delivering it to the Chairman of the Meeting, or (c) by attending and voting at the Meeting.

                       EXERCISE OF DISCRETION BY PROXIES

     The person named in the enclosed form of proxy will vote or withhold from voting in accordance with the instructions of the security holder on any ballot that may be called for, and if the security holder specifies a choice with respect to any matter to be acted on, the securities shall be voted accordingly. In the absence of such specification such shares will be voted in favour of all matters set out in the proxy. THE ENCLOSED FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSON NAMED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND
TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. AT THE TIME OF PRINTING THIS MANAGEMENT INFORMATION AND PROXY CIRCULAR, THE MANAGEMENT OF THE CORPORATION KNOWS OF NO SUCH AMENDMENT, VARIATION OR MATTER TO COME BEFORE THE MEETING OTHER THAN THE MATTERS REFERRED TO IN THE ENCLOSED NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, BUT IF OTHER MATTERS DO PROPERLY COME BEFORE THE MEETING, IT IS THE INTENTION OF THE PERSON NAMED IN THE ENCLOSED FORM OF PROXY TO VOTE SUCH PROXY IN THEIR BEST JUDGMENT.

                   VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

     On March 19, 2003, the Corporation had issued and outstanding 60,168,600 common shares without nominal or par value, each carrying the right of one vote per share. Only the common shares of the Corporation are entitled to be voted at the Meeting.

     To the knowledge of the directors and senior officers of the Corporation, the following persons or corporations beneficially own, directly or indirectly, or exercise control or discretion over, more than 10 percent of the voting rights attached to the common shares of the Corporation.

     Paramount Oil & Gas Ltd. beneficially owns 28,856,770 common shares representing 47.96 percent of the outstanding common shares of the Corporation. C. H. Riddell is the majority shareholder of Paramount Oil & Gas Ltd. and V. S. A. Riddell is also a shareholder of Paramount Oil & Gas Ltd.

     In accordance with the provisions of the Business Corporations Act (Alberta), the Corporation will prepare a list of the holders of its common shares as of the close of business on May 15, 2003, which shall be the record date. A shareholder named on the list will be entitled to vote the shares shown opposite the shareholder's name at the Meeting except to the extent that:

(a) the shareholder has transferred the ownership of any such shares after the record date; and

(b) the transferee of those shares produces properly endorsed share certificates or otherwise establishes that the transferee owns the shares and demands not later than ten days before the Meeting that the transferee's name be included on the list, in which case the transferee is entitled to vote those shares at the Meeting.

                            ELECTION OF DIRECTORS

     The Articles of the Corporation provide that the Board of Directors shall consist of a minimum of three and a maximum of twelve directors. The number of directors proposed to be elected at the Meeting is eleven, each of whom shall serve until their respective successors are elected or appointed, as described below.

     The persons named as attorney and proxy in the enclosed form of proxy intend to vote for the election of the nominees whose names are set forth below, all of whom are now members of the Board and have been since the dates indicated below. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should for any reason occur prior to the Meeting, the persons named in the enclosed proxy reserve the right to use their discretion in voting for another nominee unless the shareholder has specified in the proxy that the proxy is without authority to vote on the election. Each director elected will hold office until the next annual meeting and until his or her successor is duly elected or appointed, unless his or her office is earlier vacated. The Board of Directors has no Executive Committee. The Corporation is required to have an Audit Committee, and it is composed of Messrs. MacInnes, Roy and Gorman. On November 25, 1994, the Board of Directors appointed a Compensation Committee composed of Mr. C.
H. Riddell, Chairman of the Board and CEO of the Corporation, and Messrs. Wylie and Roy. The Board has an Environmental Committee currently comprised of Messrs. Wylie, MacInnes and Roy.

     The following table states the names of all the persons proposed to be nominated for election as directors, other positions and offices with the Corporation presently held by them, their principal occupations or employment, the year in which they became directors of the Corporation, and the approximate number of common shares of the Corporation beneficially owned, directly or indirectly, or over which control or direction was exercised, by each of them as of March 19, 2003.

                                                                                        Approximate Number of
      Nominees for                                                                      Common Shares of the
      Directors and                                                                    Corporation Beneficially
  Principal Occupations               Corporation          Year First Elected or     Owned Directly or Indirectly
During the Past Five Years            Offices Held         Appointed as Director          on March 19, 2003
-----------------------------------------------------------------------------------------------------------------
C.H. Riddell                     CEO and                           1978                       29,119,770(1)
Chief Executive Officer          Chairman of the Board
President
Paramount Resources Ltd.

J. H. T. Riddell                 President                         2000                           98,600
President
Corporate Operating Officer
Paramount Resources Ltd.

J. C. Gorman                                                       2002                            2,000
Business Executive

W. B. MacInnes, Q.C.                                               1978                            3,000
Counsel, Gowling Lafleur
Henderson LLP
(Barristers and Solicitors)

D. Junge, C.F.A.(2)                                                2000                          339,506(2)
Chairman and CEO
Pitcairn Trust Company
(Trust Company)

D. M. Knott                                                        1998                        2,077,300
General Partner
Knott Partners, L.P.

V. S. A. Riddell                                                   1978                          473,400
Business Executive

S. L. Riddell Rose                                                 2000                          160,311
President and
Chief Operating Officer
Paramount Energy Trust
Corporate Operating Officer
Paramount Resources Ltd.

J. B. Roy                                                          1981                            1,500
Vice President & Director
Investment Banking
Jennings Capital Inc.

A. S. Thomson                                                      1992                            8,000
President, Touche Thomson &
Yeoman Investment
Consultants Ltd.

B. M. Wylie                                                        1978                           12,208
Business Executive

(1) 28,856,770 of these shares are beneficially held by Paramount Oil & Gas Ltd., and C.H. Riddell is the majority shareholder thereof and V.S.A. Riddell is also a shareholder.

(2) Mr. Junge is Chairman of Pitcairm Trust Company that owns, in a fiduciary capacity as trustee or investment advisor for clients, 1,540,690 common shares of Paramount Resources Ltd. Of these shares, 116,664 are owned by trusts for which Mr. Junge serves as a co-trustee, and 339,506 are beneficially owned, directly or indirectly, by Mr. Junge.

The information as to shares owned directly or indirectly by each nominee, not being within the knowledge of the Corporation, has been furnished by the nominee.

                            EXECUTIVE COMPENSATION

     The following table and notes thereto provide a summary of compensation earned during each of the three most recently completed financial years by the Chief Executive Officer and the four next most highly compensated executive officers of the Corporation.

                          SUMMARY COMPENSATION TABLE

                                             Annual Compensation                  Long Term Compensation
                                         ---------------------------     ---------------------------------------
                                                        Other Annual                     Share       All Other
Name                            Year       Salary       Compensation      SARs(1)       Options     Compensation
                                            ($)              ($)            (#)          (#)            ($)
----------------------------------------------------------------------------------------------------------------
Clayton H. Riddell              2002     329,200.00        4,581.46           --        456,000              --
Chief Executive Officer         2001     329,200.00        7,313.36           --        456,000              --
                                2000     329,200.00        4,634.74           --        396,000              --

James H. T. Riddell             2002     206,749.92        5,232.35           --        140,000              --
President                       2001     206,846.96        3,909.14           --        140,000      250,182.00
                                2000     173,732.24        3,882.50      101,000(2)     100,000              --

Charles E. Morin                2002     172,883.36          707.63           --         60,000              --
Corporate Secretary             2001     168,147.04          706.69           --         60,000      260.532.00
                                2000     148,532.24          582.50       36,000(3)      48,000              --

David J. Broshko                2002     149,150.00        2,425.26       22,000         46,000       45,000.00
Chief Financial Officer         2001     144,449.90        2,545.22       40,000         52,000       42,810.00
                                2000     125,532.32        2,175.78       50,000         57,000       14,082.00

Hugh S. Klaassen                2002     168,750.00        2,355.73           --         36,000              --
Corporate Operating Officer     2001     171,946.96        2,319.14           --         36,000      266,544.00
                                2000     144,332.24        2,411.06       26,000(3)      36,000              --

Notes:

(1)  Share Appreciation Rights ("SAR") (see "Incentive Plans")

(2)  47,000 SAR's were cancelled when share options approved on June 14, 2001

(3)  These SAR's were cancelled when share options approved on June 14, 2001

               INCENTIVE PLANS - SHARE APPRECIATION RIGHTS PLAN

     The Company no longer grants share appreciation rights ("SARs") under the Share Appreciation Rights Plan ("SARP") established by a resolution of the Board of Directors of the Corporation on October 19, 1994. The SARP enabled the Compensation Committee of the Corporation's Board of Directors to grant to key employees of the Corporation options to acquire SARs, which are phantom shares (in the sense that no actual shares in the capital of the Corporation were issued but were valued by measurement to market value of the Corporation's common shares). As SARs were issued, their exercise prices were based upon closing market prices at that time. The Resolution of Directors of the Corporation establishing the SARP authorized the initial reservation of 2,400,000 of the Corporation's authorized but unissued common shares as phantom shares dedicated to the SARP for the granting of SARs. Establishment of the SARP was approved by The Toronto Stock Exchange.

     Upon exercise of existing SARPs, a Participant will be entitled to receive a benefit of an amount equal to the positive difference, if any, between the Exercise Price and the Market Price of the number of shares in respect of which the option is exercised, the "Market Price" being that price determined by reference to the weighted average trading price of the Corporation's common shares as shown on The Toronto Stock Exchange for ten
(10) business days.

     A Stock Option Plan (the "Plan") which will ultimately replace the existing SARPs was approved by the Directors at a Directors meeting held on November 30, 2000, and was approved by the Shareholders at the Annual and Special Meeting of the Shareholders held on June 14, 2001. Existing SARPs were either cancelled and stock options substituted therefor, or SARPs were grandfathered until their expiry subject only to the capping of the SAR price at $14.50 and the granting of an equal number of stock options having an exercise price of $14.50.

     For four of the five most highly compensated executive officers of the Corporation, all existing SARs were exercised or cancelled during 2001.

                           SARs EXERCISED DURING 2002
                  AND YEAR-END VALUES AS AT DECEMBER 31, 2002

                                                                                                              Value of
                                                                                             Value of        Unexercised
                                                                                            Unexercised     In-the-Money
                                                              Unexercised SARs at             SARs at          SARs at
                             Securities     Aggregate          Financial Year End            Financial        Financial
                              Acquired        Value       -----------------------------     Year End(1)      Year End(1)
Name/Position               on Exercise     Realized      Exercisable     Unexercisable     Exercisable     Unexercisable
                                (#)           ($)             (#)              (#)              ($)              ($)
-------------------------------------------------------------------------------------------------------------------------

C. H. Riddell                     --             --             --               --               --                --
Chief Executive Officer

J. H. T. Riddell                  --             --             --               --               --                --
President

C. E. Morin                       --             --             --               --               --                --
Corporate Secretary

D. J. Broshko                 18,000         45,000         10,000           25,000           12,000            18,000
Chief Financial Officer

H. S. Klaassen                    --             --             --               --               --                --
Corp. Operating Officer

(1) Based upon the closing price of $15.00 on The Toronto Stock Exchange on December 31, 2002.

                      INCENTIVE PLANS - STOCK OPTION PLAN

     The following table and notes thereto set forth the details of individual grants of stock options to the five most highly compensated executive officers of the Corporation under the Stock Option Plan approved by a resolution of the Board of Directors of the Corporation on November 30, 2000 and approved by the Shareholders of the Corporation at the Annual and Special Meeting held on June 14, 2001. The Plan enables the Corporation's Board of Directors or the Compensation Committee of the Board of Directors to grant to key employees of the Corporation options to acquire shares. As options are issued, their exercise prices will be no lower than closing market prices at that time. The Resolution of the Directors of the Corporation approving the option Plan authorized the initial reservation of 5,900,000 of the Corporations authorized but unissued common shares.

     During 2002, no stock options were granted to the five most highly compensated executive officers of the Corporation.

         STOCK OPTION GRANTS FOR THE FINANCIAL YEAR ENDED DECEMBER 31, 2002

                                 % of Total
                                   Options                       Market Value
                      Stock       Granted to                      of Shares
                     Options     Employees in     Exercise        Underlying
                     Granted      Financial       Price per     Options on the
Name                   (#)          Year            Share        Date of Grant     Expiration Date
--------------------------------------------------------------------------------------------------
C. H. Riddell
J. H. T. Riddell          --               --          --                   --                  --
C. E. Morin               --               --          --                   --                  --
D. J. Broshko             --               --          --                   --                  --
H. S. Klaassen            --               --          --                   --                  --

                      STOCK OPTIONS EXERCISED DURING 2002
                  AND YEAR-END VALUES AS AT DECEMBER 31, 2002

                                                                                                              Value of
                                                                                             Value of        Unexercised
                                                                                            Unexercised     In-the-Money
                                                              Unexercised SARs at             SARs at          SARs at
                             Securities     Aggregate          Financial Year End            Financial        Financial
                              Acquired        Value       -----------------------------     Year End(1)      Year End(1)
Name/Position               on Exercise     Realized      Exercisable     Unexercisable     Exercisable     Unexercisable
                                (#)           ($)             (#)              (#)              ($)              ($)
-------------------------------------------------------------------------------------------------------------------------
C. H. Riddell                        --            --         296,O00           210,000         148,000           174,000
Chief Executive Officer

J. H. T. Riddell                     --            --          50,000            90,000          25,000            91,000
President

C. E. Morin                          --            --          24,000            36,000          12,000            31,800
Corporate Secretary

D. J. Broshko                    18,000        26,504          10,000            36,000           5,000            31,800
Chief Financial Officer

H.S. Klaassen                        --            --          24,000            12,000          12,000             6,000
Corp. Operating Officer

(1) Based upon the closing price of $15.00 on The Toronto Stock Exchange on December 31, 2002.

                             DIRECTORS' COMPENSATION

     The aggregate cash compensation paid to the eight directors, other than executive officers, in the last completed fiscal year was $229,000.00.

     Each director, other than executive officers, is entitled to a fee of $1,000.00 for each Meeting of the Board of Directors, Audit Committee, Compensation Committee, Environment Committee, and Shareholders attended and for attendance to sign resolutions or by-laws from time to time.

     During the most recently completed financial year the cash compensation paid to each director, other than executive officers, included an honorarium of $10,000.00.

                           APPOINTMENT OF AUDITOR

     Unless authority is withheld, the persons named in the enclosed form of proxy intend to vote for the reappointment of Ernst & Young LLP, Chartered Accountants, 1000 Ernst & Young Tower, 440 Second Avenue S.W., Calgary, Alberta T2P 5E9, as auditor of the Corporation to hold office until the next Annual Meeting of Shareholders. Ernst & Young LLP has been auditor of the Corporation since its inception in 1978 and has no direct or indirect financial interest in the Corporation.

                         OTHER MATTERS TO BE ACTED UPON

     information contained herein is given as of March 19, 2003. Management knows of no matters to come before the Annual Meeting of Shareholders other than the matters referred to in the enclosed Notice of Annual Meeting of Shareholders. If any matters which are not known at the time of the Management Information and Proxy Circular should properly come before the Meeting, the enclosed proxy will be voted on such matters in accordance with the best judgment of the person holding such proxy.

     The contents and the sending of this Management Information and Proxy Circular have been approved by the Directors of the Corporation.

                                      "CHARLES E. MORIN"
                                      Corporate Secretary

                                  CERTIFICATE

     The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

C. H. Riddell (signed)                C. E. Morin (signed)
Chief Executive Officer               Corporate Secretary

Calgary, Alberta, March 19, 2003